EXHIBIT 32.1

CERTIFICATION of PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Wolverine Holding Corporation (the “Company”) on Form 10-Q for the three month period ended March 31, 2012, Erik S. Nelson hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: August 13, 2012

Signed:	/s/ Erik S. Nelson
Name:	Erik S. Nelson
Title:	Principal Executive Officer